Exhibit 23(a)


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of Southwestern Electric Power Company on Form S-3 of our report dated February 28, 1996 incorporated by reference in the Annual Report on Form 10-K of Southwestern Electric Power Company for the year ended December 31, 1995, and to the reference to us under the headings "Selected Financial Information" and "Experts" in the Prospectus, included in or made a part of this Registration Statement.



                                         /S/ Arthur Andersen LLP


February 4, 1997